EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated December 11, 2015, relating to the consolidated financial statements, the effectiveness of BRT Realty Trust’s internal control over financial reporting, and schedule of BRT Realty Trust appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 14, 2016, relating to the statement of revenues and certain expenses of the property located at 250 Crossbow Drive Columbia, South Carolina for the year ended December 31, 2015, which appears in the Current Report on Form 8-K of BRT Realty Trust dated June 14, 2016. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 8, 2016, relating to the statement of revenues and certain expenses of the property located at 7825 McCallum Blvd. Dallas, Texas 75252 for the year ended December 31, 2015, which appears in the Current Report on Form 8-K of BRT Realty Trust dated June 8, 2016. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2016, relating to the statement of revenues and certain expenses of the property located at 4740 Highway 51 N, Southhaven, Mississippi for the year ended December 31, 2015, which appears in the Current Report on Form 8-K/A of BRT Realty Trust dated March 18, 2016. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2016, relating to the statement of revenues and certain expenses of the property located at 4501 Sheraton Drive, Macon, Georgia for the year ended December 31, 2014, which appears in the Current Report on Form 8-K of BRT Realty Trust dated February 19, 2016. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2016, relating to the statement of revenues and certain expenses of the property located at 3306 S. Fry Road, Katy, Texas for the year ended December 31, 2014, which appears in the Current Report on Form 8-K of BRT Realty Trust dated February 8, 2016.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BDO USA LLP
BDO USA LLP
New York, N.Y.
August 16, 2016